SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED)                OCTOBER 4, 1996
                                                  ------------------------------


                              CHS ELECTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            0-24244                                       65-0263022
   -------------------------                   ---------------------------------
   (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)

                              2153 N.W. 86TH AVENUE
                                 MIAMI, FLORIDA                        33122
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE                (305) 716-8273
                                                   -----------------------------


                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                              Page 1 of ____ Pages

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On October 4, 1996, CHS Electronics, Inc. (the "Registrant" or "CHS") consummated its acquisition of certain assets of Merisel, Inc., a Delaware corporation ("Merisel"), pursuant to and in accordance with that certain Purchase Agreement, dated as of September 27, 1996 (the "Purchase Agreement"), by and among the Registrant and Merisel, as amended on October 4, 1996.

            Pursuant to the Purchase Agreement, CHS acquired certain subsidiaries of Merisel with operations in Austria, France, Germany, Mexico, The Netherlands, Switzerland, the United Kingdom and Latin America (the "Acquired Entities"). CHS also acquired certain assets of a Merisel subsidiary consisting of certain operating systems in connection therewith (the assets acquired are referred to herein as the "Acquired Assets"). The Acquired Entities are engaged in the same business as CHS, the distribution of microcomputer products, networking products and software.

            The purchase price for the Acquired Entities and the Acquired Assets was approximately $154 million, subject to an audit of the closing balance sheets of the Acquired Entities.

            CHS funded the acquisition of the Acquired Entities and the Acquired Assets through a combination of approximately $36 million in cash (principally with funds obtained through the sale of common stock of the Registrant to the public in June 1996), $55 million received from the factoring of receivables of the Acquired Entities and $63 million in asset secured borrowing including the assumption of the continuing liability of Merisel (U.K.) Limited (one of the Acquired Entities) under an Asset Securitization Agreement.

            The acquisition will be accounted for as a "purchase" for financial reporting purposes.

            CHS presently intends to continue the respective operations of the Acquired Entities and the Acquired Assets in substantially the same manner as conducted prior to the acquisition and anticipates that its operations acquired from Merisel will continue to grow from expanded sales to existing customers and from an increased share of their markets. CHS will attempt to take advantage of opportunities for profitable restructuring or disposition of certain of its assets. CHS also intends to integrate the Acquired Entities and the Acquired Assets to the extent appropriate in order to take advantage of certain synergistic efficiencies presented by the acquisition.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The unaudited financial statements of Merisel, Inc.'s European, Latin American and Mexican subsidiaries for the indicated periods are attached hereto as Attachment 7(a) and are incorporated herein by this reference.


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

        MERISEL, INC.'S EUROPEAN, LATIN AMERICAN AND MEXICAN SUBSIDIARIES
                         COMBINED STATEMENTS OF EARNINGS
   Nine Months Ended September 27, 1996 and September 30, 1995 (in thousands)

                                                             1996           1995
                                                      -----------    -----------
                                                              (unaudited)

NET SALES                                             $ 1,059,912    $   901,793

COST OF SALES                                             986,454        875,004
                                                      -----------    -----------

GROSS PROFIT                                               73,363         63,477

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                                    68,351         63,880

RESTRUCTURING CHARGE                                         --            3,961

OPERATING (LOSS) INCOME                                     5,012         (4,360)

INTEREST EXPENSE                                            9,577          5,789

OTHER EXPENSES                                               --            1,323
                                                      -----------    -----------

LOSS BEFORE INCOME TAXES                                   (4,565)       (11,473)
                                                      -----------    -----------

(BENEFIT)PROVISION FOR INCOME TAXES (NOTES 1 AND 5)         1,690         (2,504)
                                                      -----------    -----------

NET LOSS                                              $    (6,255)   $    (8,968)
                                                      ===========    ===========

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


        MERISEL, INC.'S EUROPEAN, LATIN AMERICAN AND MEXICAN SUBSIDIARIES
                        COMBINED STATEMENTS OF CASH FLOWS
   Nine Months Ended September 27, 1996 and September 30, 1995 (in thousands)

                                                                1996        1995
                                                            --------    --------
                                                                 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                    $   (659)   $ (8,968)
Adjustments to reconcile net loss to net cash provided
 by (used for) operating activities:

   Depreciation and amortization                               3,150       2,631
   Changes in assets and liabilities:
     Accounts receivable                                      67,897     (26,224)
     Inventories                                              85,982     (34,736)
     Prepaid expenses and other assets                        (7,501)         11
     Accounts payable                                        (55,449)     63,372
     Accrued liabilities                                     (11,662)     26,265
     Accrued and deferred income taxes                         5,922      (4,586)
                                                            --------    --------


Net cash provided by (used in) operating activities:         (87,680)     17,765
                                                            --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                           --        (9,862)
                                                            --------    --------

     Net cash used in investing activities:                     --        (9,862)
                                                            --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net borrowing from (repayment to) banks                   (99,642)    (56,189)
   Net borrowings from (repayment to) parent                  64,556      45,982
                                                            --------    --------

     Net cash provided by (used in) financing activities:    (35,086)    (10,207)
                                                            --------    --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                       (1,609)       (808)
                                                            --------    --------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                   50,985      (3,112)

CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD                   (174)      2,268
                                                            --------    --------

CASH AND CASH EQUIVALENTS, END OF PERIOD                    $ 50,811    $   (844)
                                                            ========    ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid (received) during the years for:
   Interest                                                 $  7,346    $  5,510
   Income Taxes                                               (2,223)     (1,667)
   Noncash activities:
     Capital lease obligations entered into                    5,708        --
     Debt to equity conversion                                  --         4,281

                                      -4-

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 CHS ELECTRONICS, INC.

Date:  May 12, 1997          By: /S/ CRAIG TOLL
                               ---------------------------------
                                     Craig Toll
                                     Treasurer and Chief Financial Officer

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